Exhibit 99.1

News Release

Valspar Reports Fiscal First Quarter 2016 Results

Highlights

•	Reported diluted EPS of $0.65 (adjusted diluted EPS of $0.66)
•	Fiscal 2016 annual guidance reaffirmed
•	Net sales declined 13% (includes a negative 6% impact from F/X translation)
•	Total volumes declined 8%, driven by the change at Lowe’s and difficult comparisons to exceptional performance in the prior year
•	Coatings segment adjusted EBIT margin improved 270 bps to 17.8%
•	Announced new Cabot® stain program at Lowe’s stores
•	Acquired ISVA Vernici, a European coil coatings manufacturer (in fiscal Q2 2016)

Summary Financials

	Fiscal First Quarter 2016 (Ended January 29, 2016)
	Reported Results		% Change	Adjusted* Results		% Change
	2016	2015		2016	2015
Net Sales	$885.8	$1,014.7	(13%)	$885.8	$1,014.7	(13%)
Gross Profit	$318.6	$333.3	(4%)	$319.1	$338.1	(6%)
EBIT	$93.1	$158.3	(41%)	$94.0	$116.9	(20%)
Net Income	$52.4	$104.0	(50%)	$53.0	$70.9	(25%)
EPS (diluted)	$0.65	$1.24	(48%)	$0.66	$0.85	(22%)

$ millions except EPS

Notes on Net Sales and Volume: Acquisitions added 3% to net sales and 2% to volume for fiscal Q1 2016 (0% and 0% respectively for fiscal Q1 2015). Foreign currency translation negatively impacted net sales by 6% for fiscal Q1 2016 (3% for fiscal Q1 2015).

* Adjusted Results exclude certain items, which are detailed in the “Reconciliation of Non-GAAP Financial Measures” included in this release. Fiscal Q1 2015 adjusted results exclude a pre-tax gain of approximately $48 million the company recorded to reported income from operations, from the divestiture of certain assets related to a non-strategic product.

Minneapolis, MN - Valspar (NYSE: VAL) - February 18, 2016 (BUSINESS WIRE)

CEO Comment

“The results in the first quarter were in line with our expectations. The quarter was highlighted by new business wins in many of our product lines and strong EBIT growth in our Coatings segment,” said Gary E. Hendrickson, chairman and chief executive officer.

“Our Coatings segment is well positioned for growth, with a robust pipeline of new business and a strong product portfolio, enhanced by the recent acquisition of ISVA Vernici, a European coil coatings manufacturer. In our Paints segment, we have several key new business wins this year, including the introduction of Cabot® stain at Lowe’s. In addition, we expect to benefit from improved productivity and easing year over year comparisons in the balance of the fiscal year. Based on our outlook, we are reaffirming our fiscal 2016 guidance.” Hendrickson added.

Coatings Segment Results

Fiscal first quarter 2016 net sales in the Coatings segment decreased 10 percent to $544 million. This includes the effects of foreign currency translation that negatively impacted net sales by 6 percent. Volumes decreased 3 percent in the fiscal first quarter of 2016, compared to growth of 10 percent in fiscal first quarter of 2015. The Coatings segment adjusted earnings before interest and taxes (adjusted EBIT) of $97 million increased 6 percent, as the benefits from productivity initiatives and cost/price more than offset the decline in sales and the impact of currency translation. Adjusted EBIT as a percent of net sales increased to 17.8% from 15.1% in the prior year.

Paints Segment Results

Fiscal first quarter 2016 net sales in the Paints segment decreased 20 percent to $291 million. This includes the effects of foreign currency translation that negatively impacted net sales by 5 percent. Acquisitions added 9 percent to net sales in the quarter. Volumes were down 20 percent in the fiscal first quarter of 2016. Acquisitions added 4 percent to volume in the quarter. Volumes were negatively affected by (1) the expected impact from the change at Lowe’s; (2) temporary actions taken by customers to lower inventory; and (3) difficult comparisons to the strong volume growth from the International businesses in the prior year. Paints segment adjusted EBIT of $4.5 million declined 84 percent, driven by lower sales and the impact of currency translation, partially offset by positive benefits from productivity initiatives, cost/price and the Quest acquisition. Adjusted EBIT as a percent of net sales declined to 1.5% from 7.9% in the prior year.

Dividends and Share Repurchases

During the quarter, the company paid a quarterly dividend of $0.33 per common share outstanding, or $26 million. Valspar is a member of the S&P High Yield Dividend Aristocrats®, which is comprised of companies increasing dividends every year for at least 20 consecutive years. The company repurchased 221 thousand shares of its stock, for $18 million, during the quarter.

Fiscal 2016 Guidance

The company reaffirmed its guidance for fiscal 2016. This guidance includes sales growth in the “mid-single digits” in constant currency (reported sales including the estimated impact of foreign currency translation is expected to be “up slightly” compared to fiscal 2015). Adjusted diluted EPS expected to be in the range of $4.80 to $5.00.

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An earnings conference call is scheduled for 10:00 a.m. Eastern Time (9:00 a.m. Central Time) today and will be webcast and accessible from the Investor Relations section of Valspar’s website at http://investors.valspar.com.

Valspar: If it matters, we’re on it.®
Valspar is a global leader in the coatings industry providing customers with innovative, high-quality products and value-added services.  Our 11,100 employees worldwide deliver advanced coatings solutions with best-in-class appearance, performance, protection and sustainability to customers in more than 100 countries. Valspar offers a broad range of superior coatings products for the consumer market, and highly-engineered solutions for the construction, industrial, packaging and transportation markets. Founded in 1806, Valspar is headquartered in Minneapolis. Valspar’s reported net sales in fiscal 2015 were $4.4 billion and its shares are traded on the New York Stock Exchange (symbol: VAL). For more information, visit www.valspar.com and follow @valspar on Twitter.

# # #

Investor Contact:

Bill Seymour

612.656.1328

william.seymour@valspar.com

Media Contact:

Kimberly A. Welch

612.656.1347

kim.welch@valspar.com

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). The PSLRA provides a safe harbor for forward-looking statements. Forward-looking statements are based on management’s current expectations, estimates, assumptions and beliefs about future events, conditions and financial performance. Forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside our control and could cause actual results to differ materially from such statements. Any statement that is not historical in nature is a forward-looking statement. We may identify forward-looking statements with words and phrases such as “expect,” “project,” “forecast,” “outlook,” “estimate,” “anticipate,” “believe,” “could,” “may,” “will,” “plan to,” “intend,” “should” and similar words or expressions. These risks, uncertainties and other factors include, but are not limited to, deterioration in general economic conditions, both domestic and international, that may adversely affect our business; fluctuations in availability and prices of raw materials, including raw material shortages and other supply chain disruptions, and the inability to pass along or delays in passing along raw material cost increases to our customers; dependence of internal sales and earnings growth on business cycles affecting our customers and growth in the domestic and international coatings industry; market share loss to, and pricing or margin pressure from, larger competitors with greater financial resources; significant indebtedness that restricts the use of cash flow from operations for acquisitions and other investments; dependence on acquisitions for growth, and risks related to future acquisitions, including adverse changes in the results of acquired businesses, the assumption of unforeseen liabilities and disruptions resulting from the integration of acquisitions; risks and uncertainties associated with operating in foreign markets, including achievement of profitable growth in developing markets; impact of fluctuations in foreign currency exchange rates on our financial results; loss of business with key customers; damage to our reputation and business resulting from product claims or recalls, litigation, customer perception and other matters; our ability to respond to technology changes and to protect our technology; possible interruption, failure or compromise of the information systems we use to operate our business; changes in governmental regulation, including more stringent environmental, health and safety regulations; our reliance on the efforts of vendors, government agencies, utilities and other third parties to achieve adequate compliance and avoid disruption of our business; unusual weather conditions adversely affecting sales; changes in accounting policies and standards and taxation requirements such as new tax laws or revised tax law interpretations; the nature, cost and outcome of pending and future litigation and other legal proceedings; civil unrest and the outbreak of war and other significant national and international events; and other factors set forth in the risk factors section of our Annual Report on Form 10-K filed with the Securities and Exchange Commission. We caution investors not to place undue reliance on any such forward-looking statements, which speak only as of the date on which such statements were made. We undertake no obligation to subsequently revise any forward-looking statement to reflect new information, events or circumstances after the date of such statement, except as required by law.

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THE VALSPAR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

For the Three Months Ended January 29, 2016 and January 30, 2015

(Dollars in thousands, except per share amounts)

	Three Months Ended
	January 29,	January 30,
	2016	2015

Net Sales	$885,756	$1,014,669
Cost of Sales	566,694	676,528
Restructuring Charges - Cost of Sales	435	4,849
Gross Profit	318,627	333,292
Research and Development	32,528	32,602
Selling, General and Administrative	191,957	189,641
Restructuring Charges - Operating Expenses	434	1,694
Operating Expenses	224,919	223,937
Gain on Sale of Certain Assets	—	48,001
Income From Operations	93,708	157,356
Interest Expense	22,415	16,315
Other (Income) Expense, Net	615	(965)
Income Before Income Taxes	70,678	142,006
Income Taxes	18,247	38,032
Net Income	$52,431	$103,974

Average Number of Shares O/S - basic	78,760,765	81,724,627
Average Number of Shares O/S - diluted	80,612,302	83,866,879

Net Income per Common Share - basic	$0.67	$1.27
Net Income per Common Share - diluted	$0.65	$1.24

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THE VALSPAR CORPORATION

SEGMENT INFORMATION (UNAUDITED AND SUBJECT TO RECLASSIFICATION)

For the Three Months Ended January 29, 2016 and January 30, 2015

(Dollars in thousands)

	Three Months Ended
	January 29,		January 30,
	2016		2015

Coatings Segment
Net Sales	$543,563		$603,057
Earnings Before Interest and Taxes (EBIT)	96,547		135,609

Key Metrics (GAAP):
Sales Growth	(9.9%	)	6.7%
EBIT, % of Net Sales	17.8%		22.5%

Key Metrics (non-GAAP)[1]:
Adjusted EBIT	$96,752		$90,961
Adjusted EBIT, % of Net Sales	17.8%		15.1%

Paints Segment
Net Sales	$291,097		$362,523
EBIT	3,819		25,329

Key Metrics (GAAP):
Sales Growth	(19.7%	)	(0.9%	)
EBIT, % of Net Sales	1.3%		7.0%

Key Metrics (non-GAAP)[1]:
Adjusted EBIT	$4,497		$28,519
Adjusted EBIT, % of Net Sales	1.5%		7.9%

Other and Administrative
Net Sales	$51,096		$49,089
EBIT	(7,273)		(2,617)

Key Metrics (GAAP):
Sales Growth	4.1%		2.4%
EBIT, % of Net Sales	(14.2%	)	(5.3%	)

Key Metrics (non-GAAP)[1]:
Adjusted EBIT	$(7,273)		$(2,617)
Adjusted EBIT, % of Net Sales	(14.2%	)	(5.3%	)

1 The information on this page includes non-GAAP financial measures. Please refer to the "RECONCILIATION OF NON-GAAP FINANCIAL MEASURES" included in this release for detailed information.

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THE VALSPAR CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

As of January 29, 2016 and January 30, 2015

(Dollars in thousands)

	January 29,	January 30,
	2016	2015

Assets
Current Assets:
Cash and Cash Equivalents	$151,676	$191,766
Restricted Cash	1,383	2,720
Accounts and Notes Receivable, Net	672,296	747,800
Inventories	515,226	511,171
Deferred Income Taxes	31,899	29,805
Prepaid Expenses and Other	129,242	109,636
Total Current Assets	1,501,722	1,592,898
Goodwill	1,281,756	1,103,225
Intangibles, Net	633,521	587,960
Other Assets	118,171	93,707
Long-Term Deferred Income Taxes	10,911	7,017
Property, Plant & Equipment, Net	629,160	622,054
Total Assets	$4,175,241	$4,006,861

Liabilities and Stockholders' Equity
Current Liabilities:
Short-term Debt	$338,185	$193,702
Current Portion of Long-Term Debt	116	162,502
Trade Accounts Payable	504,639	578,954
Income Taxes	20,675	36,731
Other Accrued Liabilities	361,707	364,463
Total Current Liabilities	1,225,322	1,336,352
Long Term Debt, Net of Current Portion	1,708,431	1,350,081
Deferred Income Taxes	234,969	218,914
Other Long-Term Liabilities	151,793	138,749
Total Liabilities	3,320,515	3,044,096
Stockholders' Equity	854,726	962,765
Total Liabilities and Stockholders' Equity	$4,175,241	$4,006,861

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THE VALSPAR CORPORATION

SELECTED INFORMATION (UNAUDITED AND SUBJECT TO RECLASSIFICATION)

For the Three Months Ended January 29, 2016 and January 30, 2015

(Dollars in thousands)

	Three Months Ended
	January 29,	January 30,
	2016	2015

Depreciation and Amortization	$23,021	$23,901

Capital Expenditures	24,117	17,839

Dividends Paid	26,063	24,574

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THE VALSPAR CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

For the Three Months Ended January 29, 2016 and January 30, 2015

(Dollars in thousands, except per share amounts)

The following information provides reconciliations of non-GAAP financial measures from operations, which are presented in the accompanying news release and may be discussed in the earnings conference call today, to the most comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). The company has provided non-GAAP financial measures, which are not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in the accompanying news release that are calculated and presented in accordance with GAAP. The company uses these non-GAAP measures internally to evaluate our performance and in making financial and operational decisions. The company believes that these measures are useful to an investor for period-to-period comparisons of our operating results. Such non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the news release. The non-GAAP financial measures in the accompanying news release may differ from similar measures used by other companies. The following tables reconcile gross profit, operating expense, net income, net income per common share - diluted, diluted earnings per share (EPS) guidance (GAAP financial measures) and earnings before interest and taxes (EBIT) for the periods presented to adjusted gross profit, adjusted operating expense, adjusted net income, adjusted net income per common share - diluted, adjusted diluted earnings per share (EPS) guidance and adjusted EBIT (non-GAAP financial measures) for the periods presented.

	Three Months Ended		Three Months Ended
	January 29, 2016		January 30, 2015
	Dollars	% of Net Sales	Dollars	% of Net Sales

Coatings Segment
EBIT	$96,547	17.8%	$135,609	22.5%
Restructuring Charges - Cost of Sales	70	0.0%	2,390	0.4%
Restructuring Charges - Operating Expense	121	0.0%	963	0.2%
Acquisition-related Charges - Operating Expense	14	0.0%	—	0.0%
Gain on Sale of Certain Assets	—	0.0%	(48,001)	(8.0%)
Adjusted EBIT[1]	$96,752	17.8%	$90,961	15.1%

Paints Segment
EBIT	$3,819	1.3%	$25,329	7.0%
Restructuring Charges - Cost of Sales	365	0.1%	2,459	0.7%
Restructuring Charges - Operating Expense	313	0.1%	731	0.2%
Adjusted EBIT[1]	$4,497	1.5%	$28,519	7.9%

Other and Administrative
EBIT	$(7,273)	(14.2%)	$(2,617)	(5.3%)
Restructuring Charges - Cost of Sales	—	0.0%	—	0.0%
Restructuring Charges - Operating Expense	—	0.0%	—	0.0%
Adjusted EBIT[1]	$(7,273)	(14.2%)	$(2,617)	(5.3%)

Total
Gross Profit	$318,627	36.0%	$333,292	32.8%
Restructuring Charges - Cost of Sales	435	0.0%	4,849	0.5%
Adjusted Gross Profit[1]	$319,062	36.0%	$338,141	33.3%

Operating Expenses	$224,919	25.4%	$223,937	22.1%
Restructuring Charges - Operating Expense	(434)	(0.0%)	(1,694)	(0.2%)
Acquisition-related Charges - Operating Expense	(14)	(0.0%)	—	0.0%
Adjusted Operating Expenses[1]	$224,471	25.3%	$222,243	21.9%

EBIT	$93,093	10.5%	$158,321	15.6%
Restructuring Charges - Total	869	0.1%	6,543	0.6%
Acquisition-related Charges - Total	14	0.0%	—	0.0%
Gain on Sale of Certain Assets - Total	—	0.0%	(48,001)	(4.7%)
Adjusted EBIT[1]	$93,976	10.6%	$116,863	11.5%

Net Income	$52,431		$103,974
After Tax Restructuring Charges - Total	546		4,118
After Tax Acquisition-related Charges - Total	14		—
Gain on Sale of Certain Assets - Total	—		(37,216)
Adjusted Net Income[1]	$52,991		$70,876

Net Income per Common Share - diluted	$0.65		$1.24
After Tax Restructuring Charges - Total	0.01		0.05
After Tax Acquisition-related Charges - Total	0.00		—
After Tax Gain on Sale of Certain Asses -Total	—		(0.44)
Adjusted Net Income per Common Share - diluted[1]	$0.66		$0.85

Reconciliation of Fiscal 2016 Annual Adjusted Diluted EPS Guidance
Diluted EPS Guidance	$4.70 - $4.85
After Tax Restructuring Charges	0.10 - 0.15
Adjusted Diluted EPS Guidance[1]	$4.80 - $5.00

1 The data in this schedule has been individually rounded and therefore may not sum.

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